Exhibit 99.1

C&F FINANCIAL CORPORATION

Tuesday, September 24, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

C&F Financial Corporation and Central Virginia Bankshares, Inc. Announce

Receipt of Shareholder and Regulatory Approvals for C&F Financial

Corporation’s Acquisition of Central Virginia Bankshares, Inc.

WEST POINT, Va. and Powhatan, Va., September 24, 2013-- C&F Financial Corporation (“C&F”) (NASDAQ: CFFI), the one-bank holding company for Citizens and Farmers Bank (or C&F Bank), and Central Virginia Bankshares, Inc. (“CVB”) (OTCQB: CVBK), the one-bank holding company for Central Virginia Bank, jointly announce that at a special meeting reconvened on September 24, 2013, the shareholders of CVB approved the acquisition of CVB by C&F. In addition, C&F has received all regulatory approvals to proceed with the acquisition of CVB. C&F and CVB intend to complete the merger in October 2013 following the satisfaction of all closing conditions.

“We are pleased to have the support of CVB shareholders for creating a stronger combined organization,” said Larry G. Dillon, C&F’s President and CEO. “We look forward to welcoming the customers, teammates, and communities of CVB to the C&F family. Having met all the CVB employees and many members of the Powhatan community, I am even more encouraged about the success we will have as one team.”

“I would like to personally thank our CVB shareholders for their support of this combination,” said Herbert E. Marth, Jr., CVB’s President and CEO. “This marks a very positive transition for what has been a difficult past few years for CVB employees and shareholders. I am truly excited about the long-term presence of C&F, a financially-strong, independent community bank committed to serving our citizens just as an independent CVB did for so many years.”

About C&F

C&F is the parent of C&F Bank, which was founded in 1927 in West Point, Virginia, and is one of the oldest independent community banking organizations headquartered in Virginia. C&F Bank provides full-service banking to the eastern region of Virginia with 18 branch locations including the counties of Middlesex, James City, New Kent, Hanover, Henrico, and Goochland, as well as the town of West Point and the cities of Williamsburg, Newport News, Hampton, and Richmond. C&F achieved record earnings in both 2012 and the first quarter of 2013 and maintains a strong history of dividends paid to its shareholders. C&F Bank was also named as one of the “Top Banks of the Decade” by Forbes.com in April of 2012.

C&F offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 18 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company purchases automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri, Illinois, Texas and West Virginia through its offices in Virginia, Tennessee and Maryland.

C&F FINANCIAL CORPORATION

Tuesday, September 24, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

Additional information is available on C&F's website at www.cffc.com.

About CVB

CVB is the parent of Central Virginia Bank, a 40-year old community bank with approximately $376 million in assets as of June 30, 2013, and with its headquarters and main office in Powhatan County, and six additional branch offices: two branches in the adjacent County of Cumberland, three branches in western Chesterfield County, and one branch in western Henrico County.

Additional information is available on CVB’s website at www.centralvabank.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are statements that include expectations, outcomes or beliefs about events or results or otherwise are not statements of historical facts, including, without limitation, statements relating to the timing and successful closing of the acquisition as well as future services to be offered by, and the financial condition and performance of, the combined companies. These forward-looking statements are based on the beliefs of each company’s management, as well as assumptions made by, and information currently available to each company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, an inability of the companies to complete the merger or a failure of the combined companies to achieve the operations and results, including cost savings, continued relationships with major customers and deposit attrition, expected after the merger. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.

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